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                                                                     EXHIBIT 5.1


                   [Letterhead of Fulbright & Jaworski L.L.P.]




                                February 2, 2001



TrueTime, Inc.
3750 Westwind Boulevard
Santa Rosa, California 95403


Ladies and Gentlemen:

         We have acted as counsel for TrueTime, Inc., a Delaware corporation (the "Company"), in connection with the proposed offering by a certain stockholder of the Company (the "Selling Stockholder") of an aggregate of 200,000 shares (the "Shares") common stock, $.01 par value per share (the "Common Stock"), of the Company, which Shares are issuable upon the exercise of certain warrants to purchase shares of Common Stock (the "Warrants").

         In connection therewith, we have examined, among other things, the Certificate of Incorporation of the Company and the By-laws of the Company, the corporate proceedings with respect to the proposed offering of the Shares, the Registration Statement on Form S-3 to be filed by the Company with the Securities and Exchange Commission for the registration of the Shares under the Securities Act of 1933 (the Registration Statement, as amended at the time when it becomes effective, being herein referred to as the "Registration Statement") and such other documents and instruments as we have deemed necessary or appropriate for purposes of this opinion. In such examinations, we have assumed the genuineness of signatures and the conformity to the originals of the documents supplied to us as copies.

         Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that, subject to the exercise of the applicable Warrants in accordance with the terms of such Warrants, the Shares proposed to be sold that may be issued upon the exercise of the Warrants will be legally issued, fully paid and nonassessable shares of Common Stock.


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         We consent to the filing of this opinion as Exhibit 5.1 to the
Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus contained therein. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933.

                                            Very truly yours,



                                            /s/ Fulbright & Jaworski L.L.P.
                                            -------------------------------
                                            Fulbright & Jaworski L.L.P.